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                                                                    Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
Health Management Systems, Inc.:



We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus. Our report refers to the Company's adoption of the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements", in 2000.




                                     /S/  KPMG LLP

Princeton, New Jersey
January 10, 2003